NGL ENERGY PARTNERS LP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANICAL STATEMENT

Introduction

On March 30, 2018, the Partnership sold a portion of its Retail Propane business to DCC LPG ("DCC") for net proceeds of $212.4 million. On July 10, 2018, NGL Energy Partners LP (the "Partnership") completed the sale of its remaining Retail Propane business to Superior Plus Corp. ("Superior") for $900 million in cash proceeds, adjusted for working capital.

The following sets forth the unaudited pro forma condensed consolidated balance sheet of the Partnership as of March 31, 2018 and the unaudited pro forma condensed consolidated statements of operations for the years ended March 31, 2018, 2017 and 2016. In addition, these pro forma financial statements reflect the repayment of our revolving line of credit as of March 31, 2018 and a pro forma reduction in interest expense for the year ended March 31, 2018. The unaudited pro forma condensed consolidated balance sheet gives pro forma effect only for the sale to Superior as if it had occurred on March 31, 2018, as the transaction with DCC has already been reflected in the Partnership's balance sheet as of such date. The unaudited pro forma condensed consolidated statements of operations give pro forma effect to both the sale to Superior and the sale to DCC as if the two transactions had occurred on April 1, 2015.

These unaudited pro forma condensed consolidated financial statements have been derived from our historical consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended March 31, 2018. These unaudited condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes thereto.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results that actually would have been achieved if the transactions described above had occurred on the dates indicated. Moreover, the accompanying unaudited pro forma condensed consolidated financial statements do not project the Partnership's results of operations for any future date or period.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2018
(U.S. Dollars in Thousands)

	Historical NGL Energy Partners LP (As Reported)	Pro Forma Adjustments		Pro Forma NGL Energy Partners LP Continuing Operations
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,207	$(4,113)	(A)	$22,094
		900,000	(B)
		(5,000)	(B)
		(895,000)	(C)
Accounts receivable-trade, net	1,072,688	(45,924)	(A)	1,026,764
Accounts receivable-affiliates	4,772	(6)	(A)	4,766
Inventories	564,553	(13,250)	(A)	551,303
Prepaid expenses and other current assets	131,538	(2,796)	(A)	128,742
Total current assets	1,799,758	(66,089)		1,733,669
PROPERTY, PLANT AND EQUIPMENT, net	1,719,947	(201,341)	(A)	1,518,606
GOODWILL	1,312,558	(107,949)	(A)	1,204,609
INTANGIBLE ASSETS, net	1,054,482	(141,328)	(A)	913,154
INVESTMENTS IN UNCONSOLIDATED ENTITIES	17,236	—		17,236
LOAN RECEIVABLE-AFFILIATE	1,200	—		1,200
OTHER NONCURRENT ASSETS	245,941	(903)	(A)	245,038
Total assets	$6,151,122	$(517,610)		$5,633,512
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$860,629	$(7,790)	(A)	852,839
Accounts payable-affiliates	1,254	—		1,254
Accrued expenses and other payables	230,087	(6,582)	(A)	223,505
Advance payments received from customers	21,216	(12,842)	(A)	8,374
Current maturities of long-term debt	3,196	(2,550)	(A)	646
Total current liabilities	1,116,382	(29,764)		1,086,618
LONG-TERM DEBT, net of debt issuance costs	2,682,628	(2,887)	(A)	1,797,571
		(895,000)	(C)
		12,830	(E)
OTHER NONCURRENT LIABILITIES	173,514	—		173,514
COMMITMENTS AND CONTINGENCIES

CLASS A 10.75% CONVERTIBLE PREFERRED UNITS	82,576	—		82,576
REDEEMABLE NONCONTROLLING INTEREST	9,927	(12,830)	(E)	—
		2,903	(E)

EQUITY:
General partner, representing a 0.1% interest	(50,819)	—		(50,819)
Limited partners, representing a 99.9% interest	1,852,495	410,041	(D)	2,259,633
		(2,903)	(E)
Class B preferred limited partners	202,731	—		202,731
Accumulated other comprehensive loss	(1,815)	—		(1,815)
Noncontrolling interests	83,503	—		83,503
Total equity	2,086,095	407,138		2,493,233
Total liabilities and equity	$6,151,122	$(517,610)		$5,633,512

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2018
(U.S. dollars in thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Pro Forma Adjustments		Pro Forma NGL Energy Partners LP Continuing Operations

REVENUES	$17,282,718	$(521,511)	(H)	$16,761,207

COST OF SALES	16,536,038	(269,367)	(H)	16,266,671

OPERATING COSTS AND EXPENSES:
Operating	330,857	(129,788)	(H)	201,069
General and administrative	109,451	(11,321)	(H)	98,130
Depreciation and amortization	252,712	(43,692)	(H)	209,020
(Gain) loss on disposal or impairment of assets, net	(105,313)	88,209	(H)	(17,104)
Revaluation of liabilities	20,716	—		20,716
Operating Income (Loss)	138,257	(155,552)		(17,295)

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	7,964	—		7,964
Interest income (expense)	(199,570)	(133)	(H)	(159,059)
		40,644	(F)
Gain (loss) on early extinguishment of liabilities, net	(23,201)	—		(23,201)
Other income, net	8,403	—		8,403
Income (Loss) From Continuing Operations Before Income Taxes	(68,147)	(115,041)		(183,188)

INCOME TAX (EXPENSE) BENEFIT	(1,458)	104	(H)	(1,354)
Net Loss From Continuing Operations	(69,605)	(114,937)		(184,542)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(240)	—		(240)
LESS: NET INCOME ATTRIBUTABLE TO REDEEMABLE NONCONTROLLING INTERESTS	(1,030)	1,030	(H)	—
NET LOSS ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	(70,875)	(113,907)		(184,782)
LESS: DISTRIBUTIONS TO PREFERRED UNITHOLDERS	(59,697)	—		(59,697)
LESS: NET INCOME ALLOCATED TO GENERAL PARTNER	(5)	114	(G)	109
LESS: REPURCHASE OF WARRANTS	(349)	—		(349)
NET LOSS ALLOCATED TO COMMON UNITHOLDERS	$(130,926)	$(113,793)		$(244,719)
BASIC AND DILUTED LOSS PER COMMON UNIT	$(1.08)			$(2.02)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	120,991,340			120,991,340

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2017
(U.S. dollars in thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Pro Forma Adjustments		Pro Forma NGL Energy Partners LP Continuing Operations

REVENUES	$13,022,228	$(413,207)	(H)	$12,609,021

COST OF SALES	12,321,909	(191,588)	(H)	12,130,321

OPERATING COSTS AND EXPENSES:
Operating	307,925	(118,922)	(H)	189,003
General and administrative	116,566	(10,761)	(H)	105,805
Depreciation and amortization	223,205	(42,966)	(H)	180,239
(Gain) loss on disposal or impairment of assets, net	(209,177)	287	(H)	(208,890)
Revaluation of liabilities	6,717	—		6,717
Operating Income	255,083	(49,257)		205,826

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	3,084	—		3,084
Revaluation of investments	(14,365)	—		(14,365)
Interest income (expense)	(150,478)	(21)	(H)	(150,499)
Gain (loss) on early extinguishment of liabilities, net	24,727	—		24,727
Other income, net	27,762	—		27,762
Income From Continuing Operations Before Income Taxes	145,813	(49,278)		96,535

INCOME TAX (EXPENSE) BENEFIT	(1,939)	6	(H)	(1,933)
Net Income From Continuing Operations	143,874	(49,272)		94,602
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(6,832)	535	(H)	(6,297)
NET INCOME ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	137,042	(48,737)		88,305
LESS: DISTRIBUTIONS TO PREFERRED UNITHOLDERS	(30,142)	—		(30,142)
LESS: NET INCOME ALLOCATED TO GENERAL PARTNER	(232)	48	(G)	(184)
NET INCOME ALLOCATED TO COMMON UNITHOLDERS	$106,668	$(48,689)		$57,979
BASIC INCOME PER COMMON UNIT	$0.99			$0.54
DILUTED INCOME PER COMMON UNIT	$0.95			$0.52
BASIC WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	108,091,486			108,091,486
DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	111,850,621			111,850,621

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2016
(U.S. dollars in thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Pro Forma Adjustments		Pro Forma NGL Energy Partners LP Continuing Operations

REVENUES	$11,742,110	$(352,977)	(H)	$11,389,133

COST OF SALES	10,839,037	(156,757)	(H)	10,682,280

OPERATING COSTS AND EXPENSES:
Operating	401,118	(106,898)	(H)	294,220
General and administrative	139,541	(9,373)	(H)	130,168
Depreciation and amortization	228,924	(32,992)	(H)	195,932
(Gain) loss on disposal or impairment of assets, net	320,766	137	(H)	320,903
Revaluation of liabilities	(82,673)	—		(82,673)
Operating Loss	(104,603)	(47,094)		(151,697)

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	16,121	—		16,121
Interest income (expense)	(133,089)	(450)	(H)	(133,539)
Gain (loss) on early extinguishment of liabilities, net	28,532	—		28,532
Other income, net	5,575	—		5,575
Income (Loss) From Continuing Operations Before Income Taxes	(187,464)	(47,544)		(235,008)

INCOME TAX (EXPENSE) BENEFIT	367	61	(H)	428
Net Income (Loss) From Continuing Operations	(187,097)	(47,483)		(234,580)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(11,832)	630	(H)	(11,202)
NET INCOME (LOSS) ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	(198,929)	(46,853)		(245,782)
LESS: NET INCOME ALLOCATED TO GENERAL PARTNER	(47,620)	47	(G)	(47,573)
NET INCOME (LOSS) ALLOCATED TO COMMON UNITHOLDERS	$(246,549)	$(46,806)		$(293,355)
BASIC AND DILUTED INCOME (LOSS) PER COMMON UNIT	$(2.35)			$(2.80)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	104,838,886			104,838,886

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Basis of Presentation

See "Introduction" for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements.

Note 2 - Pro Forma Adjustments

Our unaudited pro forma condensed consolidated financial statements reflect the impact of the following pro forma adjustments:

A.	Represents the removal of assets and liabilities of the discontinued operations from the balance sheet.

B.
Represents the net cash proceeds received from Superior at closing from the sale of our Retail Propane business for total consideration of $900 million less estimated expenses of approximately $5 million.

C.
The Partnership's use of net proceeds from the consideration received from Superior to repay a portion of the outstanding debt under the revolving credit facility as of March 31, 2018, which bears interest primarily based on a LIBOR rate plus the applicable margin.

D.	Represents the non-recurring pro forma gain on sale that would have been recorded if we had completed the sale of the Retail Propane business on March 31, 2018.

E.
As condition to closing on the sale of the Retail Propane business to Superior, the Partnership contemporaneously acquired the remaining 40% membership interest in Atlantic Propane and transfered all its membership interests in Atlantic Propane to Superior upon closing.

F.
The reduction of interest expense from the net repayment of outstanding borrowings under the revolving credit facility as a result of the sale of the Retail Propane business. As the pro forma statement of operations assumes that the transaction closed on April 1, 2015, the Partnership calculated the reduction by using $814.5 million, the outstanding balance under its revolving credit facility as of March 31, 2017 and an assumed interest rate of 4.99%, the interest rate on the Partnership's revolving credit facility as of March 31, 2018. A change of 0.125% in the assumed interest rate would result in an adjustment of interest expense of approximately $1 million.

G.	Represents our general partner's interest in the pro forma adjustment.

H.
Amounts reflect the pro forma effect of eliminating the results of operations of our Retail Propane business for the years ended March 31, 2018, 2017 and 2016 from the presentation of continuing operations in the unaudited pro forma consolidated statements of operations.

Note 3 - Earnings per Unit

Basic earnings per unit is computed by dividing the net income (loss) by the weighted average number of units outstanding during a period. To determine net income (loss) allocated to each class of ownership, the Partnership first allocates net income (loss) in accordance with the amount of distributions made for the quarter by each class, if any. The remaining net income is allocated to each class in proportion to the class weighted average number of units outstanding for a period, as compared to the weighted average number of units for all classes for the period, with the exception of net losses. Net losses are allocated only to the common units.